Exhibit 23.1

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement on Form S-3 (Nos. 333-277740, 333-277740-01, 333-277740-02, 333-277740-03 and 333-277740-04) of AGCO Corporation, and
•Registration Statements on Form S-8 (Nos. 333-178399 and 333-142711), pertaining to the AGCO Corporation 2006 Long-Term Incentive Plan;

Of our report dated March 10, 2024, relating to the combined financial statements of the OneAg Business of Trimble Inc. as of and for the year ended December 29, 2023 appearing in this Current Report on Form 8-K of AGCO Corporation.

/s/ Ernst & Young LLP
San Jose, California
March 14, 2024